UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2014

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 15, 2014, Ixia (the “Company”) received a letter (the “May 15 Letter”) from The NASDAQ Stock Market LLC (“Nasdaq”) stating that because the Company had not yet filed its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (the “2014 Form 10-Q”), the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”). The Rule requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). The May 15 Letter also notifies the Company that its delay in filing the 2014 Form 10-Q serves as an additional basis for the potential delisting of the Company’s common stock due to non-compliance with the Rule. As previously disclosed, the Company also does not comply with the Rule due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “2013 Form 10-Q”) and its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Form 10-K”).

As disclosed by the Company in a Current Report on Form 8-K filed with the SEC on May 6, 2014, in a letter dated May 2, 2014, Nasdaq notified the Company that due to the Company’s delay in filing its 2013 Form 10-Q and 2013 Form 10-K, the Company’s common stock would be delisted unless the Company timely requested a hearing before a Nasdaq Listings Qualification Panel (a “Hearings Panel”). The Company timely requested such a hearing, which has been scheduled for June 12, 2014. At the hearing, the Company plans to present an updated plan to regain compliance with the Rule and to request an extension of time for the filing of its delayed reports. The Hearings Panel will have the discretion to grant or deny the Company’s request. Any extension that is granted may not extend beyond November 13, 2014.

The Company’s request for a hearing automatically stayed the delisting and the suspension of trading in the Company’s common stock until May 24, 2014. As part of the hearing request, the Company also requested that the automatic stay be extended until such time as the hearing has been held and the Hearings Panel has made its decision. Nasdaq has indicated that the Company will receive a decision regarding the Company’s request for the extended stay prior to the expiration of the automatic stay. The Hearings Panel may in its discretion grant or deny the request. If the Hearings Panel grants the request, any potential delisting would be deferred until the hearing has been held and the Hearings Panel has made its decision.

On May 21, 2014, the Company issued a press release that included information regarding the foregoing matters. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the relief that a Hearings Panel may grant the Company and the scheduled hearing before the Hearings Panel. In some cases, such forward-looking statements can be identified by terms such as may, will, should, expect, plan, believe, estimate, predict, or the like.

Such forward-looking statements reflect the current intent, belief, and expectations of the Company’s management and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause the actual results to differ materially from the results predicted include, among others, whether the Company will be in a position to submit to a Hearings Panel a satisfactory plan to regain compliance with the Rule. Factors that may cause future results to differ materially from the Company’s current expectations also include those identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in its other filings with the SEC. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated May 21, 2014 of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated: May 21, 2014	By:	/s/ Brent Novak
Brent Novak
Acting Chief Financial Officer and Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 21, 2014 of the Company

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